UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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You invested in THE PROCTER & GAMBLE COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on October 8, 2024.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 24, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote Virtually at the Meeting* October 8, 2024 12:00 p.m. Eastern Time
Virtually at: www.virtualshareholdermeeting.com/PG2024
Participants in certain NA, UK, and Ireland Plans must vote before the meeting and by October 3, 2024 11:59 PM ET.

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors

Nominees:

1a.	B. Marc Allen	For

1b.	Brett Biggs	For

1c.	Sheila Bonini	For

1d.	Amy L. Chang	For

1e.	Joseph Jimenez	For

1f.	Christopher Kempczinski	For

1g.	Debra L. Lee	For

1h.	Terry J. Lundgren	For

1i.	Christine M. McCarthy	For

1j.	Ashley McEvoy	For

1k.	Jon R. Moeller	For

1l.	Robert J. Portman	For

1m. Rajesh Subramaniam		For

1n.	Patricia A. Woertz	For

2.	Ratify Appointment of the Independent Registered Public Accounting Firm	For

3.	Advisory Vote to Approve the Company’s Executive Compensation (the “Say on Pay” vote)	For

4.	Shareholder Proposal - Pay Gap Reporting	Against

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